Exhibit 99.1

AITX Expands Firearm Detection Beyond Its Devices and Presents a Major Shift in Pricing Compared to Many Legacy Providers

Dozens of Clients Already Operate RAD Firearm Detection and New Third Party Compatibility Extends Reach to Tens of Millions of Cameras

Detroit, Michigan, December 4, 2025 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiaries, Robotic Assistance Devices, Inc. (RAD-I) and Robotic Assistance Devices Group (RAD-G), today announced that its field proven AI firearm detection analytic now operates on third party security cameras. This expansion moves the platform from hundreds of deployed RAD devices to a market of hundreds of millions of compatible cameras across the globe. The Company confirmed that both RAD-I and RAD-G will market and support this capability for channel partners and direct clients in enterprise, education, law enforcement and municipal environments.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
ROBOTIC ASSISTANCE DEVICES GROUP
RAD-G Sets Firearm Detection Pricing That Resets the Entire Market

"For too long the costs for this category of solution have been higher than most anyone has ever been willing to pay as evidenced by our consideration of extremely low market penetration for this analytic," said Troy McCanna, ex-FBI special agent and Chief Revenue Officer of AITX and all RAD subsidiaries. "We believe that highly reliable firearm detection should have been accessible to everyone and not an overly premium analytic. We are now delivering performance at a price that makes widescale adoption possible. We expect this approach will allow proliferation of this solution at scale."

With third party camera compatibility now available, the Company is introducing pricing designed to open this sector to a far broader range of users. By leveraging AITX's growing revenue streams elsewhere the company can provide aggressive pricing here to proliferate the solution and introduce clients to the RAD set of solutions.

RAD Firearm Detection Pricing

Channel Type	Price per Channel
Wholesale RVM	$9.00
Direct RVM	$11.70
Dealer Wholesale	$15.75
MSRP	$22.50

These prices could lower the financial barriers that historically slowed adoption. The Company expects this structure to accelerate adoption across large camera networks and force a reassessment of how firearm detection is priced and delivered.

"Programs like Bailey's Promise from RAD prove our commitment to providing effective tools that can make a real difference in safety and security," said Steve Reinharz, CEO/CTO and founder of AITX and it's RAD subsidiaries. "Now we're extending aggressive pricing to enterprise clients for the same reasons. I hope that, if ever used, this application can save lives. It's a great mission for us to be part of."

The announcement builds on a proven operational footprint. RAD firearm detection already supports more than one hundred active devices across dozens of clients, analyzing millions of images in real time and delivering consistent threat recognition performance in diverse environments. Until now this capability was only available on RAD hardware. By extending support to third party camera systems, the Company removes one of the biggest barriers to adoption and opens the door for rapid deployment across large campuses, multi-site enterprises and municipal networks without replacing existing infrastructure.

Organizations, agencies and channel partners interested in evaluating RAD firearm detection on their existing camera networks can request demonstrations and technical briefings through RAD-I or RAD-G. The Company will provide detailed deployment guidance, integration support and access to live system performance. Media and industry analysts seeking further insight into this announcement may contact the Company's communications team for interviews and additional information.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, recurring monthly revenue growth, and operational cash flow positivity. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1  https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/